UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2008 (June 10, 2008)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements of Certain Officers

Non-Equity Incentive Plan Compensation.  At its meeting on June 10, 2008, the Personnel & Compensation Committee of the Kaman Corporation Board of Directors approved payment of long-term incentive program ("LTIP") awards to the company's named executive officers for the completed three-year performance period January 1, 2005 – December 31, 2007 (the "completed performance period").   LTIP awards are made under the terms of the company's 2003 Stock Incentive Plan and in accordance with the plan, the Committee reviewed the company's actual financial performance compared to the average of the companies comprising the Russell 2000 index for the same performance period utilizing the following factors: three-year average return on investment (weighted 40%), average annual growth in earnings per share weighted 40%), and total three-year return to shareholders (weighted 20%).  Financial performance in the 1st quartile results in no award payment; performance at the median results in an award payment at 100% of target; and performance at the top of, or above, the 3rd quartile results in a maximum payment of 200% of target.  Interpolation is used to determine payments for financial performance between the quartiles

Based upon the results of that review, the Committee determined that the award percentage for the completed performance period was 181.4% of target and approved the following payments (which were made in cash because each individual meets his/her stock ownership guideline requirements) which are shown together with a new total compensation figure to update the Summary Compensation Table for Fiscal Year 2007 to include the LTIP payment:

Name	Principal Position	LTIP Payment (Non-Equity Incentive Plan Compensation) ($)	Total ($)

Paul R. Kuhn	Retired	1,695,720	6,184,738

Robert M. Garneau	Executive Vice President and Chief Financial Officer	761,714	3,936,752

T. Jack Cahill	President, Kaman Industrial Technologies Corporation	383,124	1,909,871

Candace A. Clark	Senior Vice President and Chief Legal Officer	353,653	1,771,503

Ronald M. Galla	Senior Vice President and Chief Information Officer	282,922	1,475,344

These award amounts represent 98.5% of the estimated amounts disclosed by the company in its 2008 proxy statement.  The amounts were estimated at that time because the actual amounts were not then determinable.  As reported in the Company's 2008 proxy statement, Mr. Kuhn retired from the company in February 2008 and pursuant to the terms of his Executive Employment Agreement (also discussed in the proxy statement), he is entitled to receive this LTIP payment for the completed three year period as he was an employee for the entire period.

Appointment of an Executive Officer

At its meeting on June 10, the Board of Directors also ratified the appointment of Mr. Greg Steiner as President of Kaman Aerospace Group, Inc. "(Kaman Aerospace Group"), with overall responsibility for the Company's Aerospace business segments. Mr. Steiner is expected to join the Company on July 7, 2008 (the "Effective Date").

Mr. Steiner has been employed at GE Aviation – Systems since 2005, serving first as vice president and general manager, military mission systems and more recently as vice president, systems for GE Aviation –Systems, responsible for systems integration, including the Boeing 787 Dreamliner. From 2004 to 2005, he served as Group Vice President at Curtiss-Wright Controls, Inc., with responsibility for four aerospace and industrial electronics businesses located in the U.S. and United Kingdom. Prior to that, Mr. Steiner had a seventeen-year career with Rockwell Collins, Inc. serving in a number of progressively responsible positions, and departing as vice president and general manager of passenger systems.

The Board also approved and the parties have signed, an Executive Employment Agreement and Change in Control Agreement, which are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference.  The following summary of the Executive Employment Agreement and Change in Control Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to Exhibits 10.1 and 10.2.

Executive Employment Agreement (the "Employment Agreement")

Kaman Aerospace Group's commitment to name Mr. Steiner to the post described above is set forth in the Employment Agreement as are the following terms:

Employment Agreement

Term; Cash Compensation

The term of the Employment Agreement is three (3) years, beginning on the Effective Date, subject to annual renewal thereafter.  Mr. Steiner's initial annual base salary will be $335,000 and any increases thereafter will be at the discretion of the Board. Mr. Steiner will participate in the Company's Cash Bonus Plan and his target bonus will be at 50% of annual base salary. His bonus for plan year 2008 will be prorated to reflect the number of days from the Effective Date to December 31, 2008, divided by 365 and will otherwise be determined in accordance with the terms of the Company's Cash Bonus Plan.

Stock Incentive Awards

At its meeting on June 10, the Personnel & Compensation Committee of the Board authorized its Chairman to consider and approve, not later than the Effective Date, a restricted stock award of 5,000 shares and a non-qualified stock option award of 20,000 shares of Common Stock under the terms of the Company's 2003 Stock Incentive Plan. Generally, restrictions will lapses with respect to the restricted stock, and vesting will occur with respect to the stock options, at the rate of twenty percent per year, beginning one year after the grant date. In addition, the stock options are issued at 100% of the fair market value of the Common Stock at the grant date.  Lapsing of restrictions and/or vesting of options may be accelerated upon death, disability, retirement or upon termination of employment following a change in control event or in other termination of employment circumstances in accordance with Mr. Steiner's Employment Agreement and Change in Control Agreement.

Supplemental Employees' Retirement Plan

At its June 10 meeting, the Board also approved Mr. Steiner as a participant in the Company's Supplemental Employees' Retirement Plan, an unqualified excess benefits plan which generally makes each participant "whole" for the benefits that cannot be provided under the Company's tax-qualified defined benefit pension plan due to limits under federal tax law.

Long-Term Incentive Program

The Company has also agreed that Mr. Steiner will be recommended to the Personnel & Compensation of the Board for participation in the long-term incentive program feature of the Company's 2003 Stock Incentive Plan effective for the performance period beginning January 1, 2009.

Other Employment Benefits

Mr. Steiner will also receive the following benefits:

Life Insurance. In accordance with the terms of the Company's Senior Executive Life Insurance Program, Mr. Steiner will be provided with $800,000 of life insurance coverage. At the June 10 meeting, the Board also approved the Company's continued payment of policy premiums should Mr. Steiner retire from active service with the Company at or after age 62 under the Company's tax-qualified defined benefit pension plan.

Vacation.  Mr. Steiner will be entitled to three (3) weeks' vacation per year and otherwise in accordance with the Company's Vacation Policy.

Automobile.  In accordance with the Company's Perquisites Policy, the Company will lease a vehicle of Mr. Steiner's choice, with a stipulated cost up to $69,900.

Moving Expenses.  The Company will pay Mr. Steiner's temporary living expenses for a period of up to six (6) months, reasonable relocation expenses, including but not limited to storage, transportation, meals and incidentals, reasonable costs related to the purchase of a new home in the Bloomfield, Connecticut area, and a tax gross-up for those reasonable expenses that are not tax deductible to him.

Tax and Estate Planning Services.  At the same Board meeting, Mr. Steiner was added to the group of executives for whom tax accounting and tax and estate planning services are provided on an annual basis, subject to a current overall limitation of $70,000 for the group.

Severance Benefits

Mr. Steiner shall be entitled to severance benefits only if (1) his employment is terminated without “cause” (as defined) or he resigns with “good reason” (as defined) during the Employment Term, and (2) he signs a release agreement.

a)         Severance benefits payable to Mr. Steiner upon a termination of employment without cause or resignation for good reason are:

i)         unpaid base salary through the date of termination, any accrued vacation, any unpaid bonus or long-term performance award  ("LTIP") with respect to a completed performance period, reimbursement for any unreimbursed expenses through the date of termination and all accrued and vested benefits under the Company's compensation and benefit plans, programs and arrangements (collectively, “Accrued Benefits”);

ii)         a pro-rata portion of his annual bonus for the performance year in which the termination occurs;

iii)         a lump-sum payment equal to two times his base salary and most recent bonus paid or earned, subject to a reduction as set forth in the employment agreement if termination of employment occurs within two years of his “retirement eligibility date” (as defined);

iv)         pro-rata payment of each outstanding LTIP award for which the performance period has not yet been completed based on 100% of the target value;

v)         title to his Company automobile on an “as is” basis, with the automobile's fair market value being taxable to him; and

vi)         continued participation at the Company's expense for up to 24 months in all medical, dental and vision plans which cover him and his eligible dependents, subject to offset due to future employment.

b)         If Mr. Steiner is discharged with cause or resigns without good reason, he will receive only his Accrued Benefits.

c)         If Mr. Steiner's employment is terminated due to his death or disability, he or his estate, as applicable, will receive his Accrued Benefits and a pro-rata portion of his annual bonus for the performance year in which his death or disability occurred.

d)         If Mr. Steiner retires, he will receive (i) a pro-rata portion of his annual bonus for the year of retirement, (ii) immediate pro-rate payment in cash of each outstanding LTIP award for which the performance period has not yet been completed based on 100% of the target value irrespective of actual performance, (iii) title to the Company automobile on an “as is” basis, with the automobile's fair market value being taxable to him, and (iv) the Accrued Benefits.

e)         Mr. Steiner's outstanding equity awards shall become fully vested upon (i) his “retirement” (as defined), (ii) the termination of his employment without cause, for “disability” (as defined), or due to death, (iii) his resignation for good reason, or (iv) a “change in control” (as defined).

Mr. Steiner has agreed that in the event he is entitled to receive severance benefits upon termination of employment, he will not solicit the employees of the Company and its subsidiaries for 2 years following the date of termination and will refrain from competing with the Company and its subsidiaries until his retirement eligibility date or two years from the date that his employment terminates, whichever is earlier.

Following termination of employment for any reason, he will assist and cooperate with the Company and its subsidiaries regarding any matter or project in which he was involved during his employment. The Company shall compensate him for any lost wages or expenses associated with such cooperation and assistance.

Change in Control Agreement

The Change in Control Agreement provides Mr. Steiner with enhanced severance protection after a "change of control" of the Company (as defined in the Change in Control Agreement and consistent with the agreements of other Company executives). The term of the Change in Control Agreement is five (5) years, subject to annual renewal thereafter.

The terms of the Change in Control Agreement include the following:

a)         If Mr. Steiner's employment is terminated for any reason following a change in control (as defined), he will be entitled to all Accrued Benefits (as defined above) as of the time of employment termination.

b)         If Mr. Steiner's employment is terminated due to death, “disability” or “good reason” (as defined in the Change in Control Agreement) then he shall receive a pro-rata portion of his annual bonus for the performance year in which the termination occurs at the time that annual bonuses are paid to other senior executives.

c)         If Mr. Steiner's employment is terminated without cause or by him for good reason within 90 days prior to the execution of a purchase and sale agreement resulting in a change in control or anytime thereafter until the second anniversary of a change in control, he will be entitled to receive the following “Severance Benefits”:

i)         lump-sum cash payment equal to the two times his base salary plus two times the last annual bonus paid or awarded to him in the three years preceding the date of termination;

ii)         continued participation at the Company's expense for 24 months in all medical, dental and vision plans which cover him and his eligible dependents, subject to offset due to future employment;

iii)         full vesting of his outstanding equity awards;

iv)         payment of his long term incentive program awards at 100% of the target value of the award;

v)         an additional two years of credited and continuous service under the Kaman Corporation Supplemental Employees' Retirement Plan ;

vi)         benefits under the post-retirement health care plans if he would have otherwise become eligible for those benefits by remaining employed through the second anniversary of the employment termination date;

vii)         prepayment of premiums under any life insurance policy insuring his life and ownership of such policy;

viii)        reimbursement for up to $30,000 (in the aggregate) for outplacement services and relocation costs until the earlier of the first anniversary of the date of termination or the first day of employment with a new employer; and

ix)         title to his Company automobile, with the automobile's fair market value being taxable to him.

Mr. Steiner shall be entitled to Severance Benefits under the Change in Control Agreement only if (1) he signs a release agreement, and (2) he agrees not to compete with the Company and its subsidiaries or to solicit their employees during the 2-year period following termination of employment. Following termination of employment, he will assist and cooperate with the Company regarding any matter or project in which he was involved during his employment and the Company shall compensate him for any lost wages or expenses associated with such assistance and cooperation.

Coordination Between Employment Agreement and Change in Control Agreement

Mr. Steiner would not be entitled to receive full severance benefits under both the Employment Agreement and the Change in Control Agreement. A tax gross-up for excise taxes under Section 4999 of the Internal Revenue Code (and income taxes on the gross-up) that become payable by him would be paid only if payments (including vesting of outstanding equity compensation awards) contingent on a change in ownership or control of the Company exceed the maximum amount (as determined under applicable tax rules) that he could receive without having any such payments become subject to such tax by at least $100,000.

Item 9.01  Financial Statements and Exhibits

(d)         Exhibits

The following documents are filed as Exhibits herewith:

Exhibit 99.1 - Press Release dated June 11, 2008 announcing Mr. Steiner's appointment

Exhibit 10.1 - Executive Employment Agreement dated June 3, 2008 between Kaman Aerospace Group, Inc. and Greg Steiner and Offer Letter dated May 30, 2008

Exhibit 10.2 - Change in Control Agreement dated June 4, 2008 between Kaman Aerospace Group, Inc. and Greg Steiner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Robert M. Garneau
Robert M. Garneau
Executive Vice President and
Chief Financial Officer

Date: June 13, 2008

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit	Description

99.1	Press Release dated June 11, 2008 announcing Mr. Steiner's appointment	Attached

10.1	Executive Employment Agreement dated June 3, 2008 between Kaman Aerospace Group, Inc. and Greg Steiner and Offer Letter dated May 30, 2008	Attached

10.2	Change in Control Agreement dated June 4, 2008 between Kaman Aerospace Group, Inc. and Greg Steiner	Attached